As filed with the Securities and Exchange Commission on November 28, 2006
Registration No. 333-84273

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 STREICHER MOBILE FUELING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	65-0707824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida 33309
(954) 308-4200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive office)

Richard E. Gathright
President and Chief Executive Officer
Streicher Mobile Fueling, Inc.
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida 33309
(954) 308-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to: S. Lee Terry, Jr., Esq. Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 Phone: (303) 892-7484 Fax: (305) 892-7400

DEREGISTRATION OF UNSOLD SECURITIES

This Post -Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-84273) (the “Registration Statement) of Streicher Mobile Fueling, Inc. (the “Company”) pertaining to 1,349,760 shares of the Company’s common stock, $.01 par value (“Common Stock”) underlying the same number of warrants to purchase shares of Common Stock (“Warrants”), which was filed with the Securities and Exchange Commission and became effective on November 29, 2001. The Registration Statement registered 1,350,000 shares of Common Stock. The Warrants expired on December 27, 2005. Prior to that date 240 Warrants were exercised to purchase 240 shares of Common Stock.

As a result of the expiration of the Warrants, the offering pursuant to the Registration Statement for 1,349,760 shares of Common Stock has been terminated. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the Warrant offering, the Company hereby removes from registration 1,349,760 shares of Common Stock registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on November 28, 2006.

STREICHER MOBILE FUELING, INC.

By:	/s/ Richard E. Gathright
Richard E. Gathright, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard E. Gathright Richard E. Gathright	President, Chief Executive Officer and Director (principal executive officer)	November 28, 2006

/s/ Michael S. Shore Michael S. Shore	Sr. Vice President and Chief Financial Officer (principal financial and accounting officer)	November 28, 2006

/s/ Wendell R. Beard Wendell R. Beard	Director	November 14, 2006

/s/ Larry S. Mulkey Larry S. Mulkey	Director	November 8, 2006

/s/ C. Rodney O’Connor C. Rodney O’Connor	Director	November 13, 2006

/s/ Robert S. Picow Robert S. Picow	Director	November 22, 2006

/s/ Steven R. Goldberg Steven R. Goldberg	Director	November 13, 2006

/s/ Nat Moore Nat Moore	Director	November 8, 2006

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